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                                                                    EXHIBIT 4.2c


                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT

         This Amendment No. 3 to Rights Agreement is entered into as of March 20, 2005, by and between Verilink Corporation (the "Company"), a Delaware corporation and American Stock Transfer and Trust Company, a New York banking corporation ("AST").

         WHEREAS, the Company entered into a Rights Agreement (the "Initial Rights Agreement") dated as of November 29, 2001, with EquiServe Trust Company, N.A. as Rights Agent;

         WHEREAS, the Company and AST entered into that certain Rights Agent Appointment and Amendment No. 1 to Rights Agreement dated as of May 30, 2002, appointing AST as Rights Agent and amending certain provisions of the Rights Agreement, and that certain Amendment No. 2 to Rights Agreement dated as of April 28, 2004 amending certain other provisions of the Rights Agreement (such amendments, together with the Initial Rights Agreement, the "Rights Agreement"); and

         WHEREAS, the Company desires to further amend the Rights Agreement;

         NOW THEREFORE, in consideration of the foregoing and of other consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Section 1(c) of the Rights Agreement is amended by adding the following to the end of Section 1(c)(iii):

         In addition, notwithstanding anything to the contrary contained in this
Section 1(c), no Person shall be deemed the "Beneficial Owner" of, nor to "beneficially own," Common Shares that may be acquired pursuant to or in payment of the Notes, the Additional Investment Rights or the Warrants (as such terms are defined in that certain Securities Purchase Agreement dated as of March 20, 2005 between the Company and the investors listed on the Schedule of Buyers attached thereto).

         2. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

         3. These foregoing amendments shall become effective as of the close of business, Eastern Daylight Time, on March 20, 2005. This Amendment No. 3 may be executed in one or more counterparts, each of which shall together constitute one and the same document.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date indicated above.

                                         VERILINK CORPORATION


                                         By: /s/ Leigh S. Belden
                                             ----------------------------------
                                             Leigh S. Belden

                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                         By: /s/ Joe Wolf
                                             ----------------------------------
                                             Joe Wolf


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